As filed with the Securities and Exchange Commission on August 7, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SYMYX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0397908
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3100 Central Expressway

Santa Clara, CA 95051

(408) 764-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1997 STOCK PLAN

2001 NONSTATUTORY STOCK OPTION PLAN

(Full title of the Plans)

Isy Goldwasser

Chief Executive Officer and Director

Symyx Technologies, Inc.

3100 Central Expressway

Santa Clara, CA 95051

(408) 764-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registrant’s Registration Statements on Form S-8 listed below (collectively, the “Registration Statements”) is filed to deregister 6,746,314 shares previously registered that remain available for future grant under the Registrant’s 1997 Stock Plan and 260,944 shares previously registered that remain available for future grant under the Registrant’s 2001 Nonstatutory Stock Option Plan.  The shares deregistered by the Post-Effective Amendment No. 1 will be registered by a subsequently filed registration statement on Form S-8 for the Registrant’s 2007 Stock Incentive Plan, and the associated registration fee paid by the Registrant to register shares issuable under the 1997 Stock Plan and 2001 Nonstatutory Stock Option Plan on the Registration Statements will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant’s 2007 Stock Incentive Plan.  Please note, however, that 6,461,991 shares remain subject to outstanding options previously granted under the 1997 Stock Plan and 257,944 shares remain subject to outstanding options previously granted under the 2001 Nonstatutory Stock Option Plan and 711,500 shares remain available for grant under the 2001 Nonstatutory Stock Option Plan.  Accordingly, the Registration Statements will remain in effect to cover the potential exercise of such outstanding options and any option subsequently granted under the 2001 Nonstatutory Stock Option Plan.

1.  Registration Statement No. 333-32574 filed March 15, 2000;

2.  Registration Statement No. 333-55450 filed February 13, 2001;

3.  Registration Statement No. 333-82168 filed February 5, 2002;

4.  Registration Statement No. 333-82166 filed February 5, 2002;

5.  Registration Statement No. 333-103493 filed February 27, 2003;

6.  Registration Statement No. 333-113275 March 4, 2004;

7.  Registration Statement No. 333-123211 filed March 9, 2005; and

8.  Registration Statement No. 333-132256 filed March 7, 2006.

In addition, shares registered to the Symyx Technologies, Inc. 1996 Stock Plan and 1999 Employee Stock Purchase Plan are not being deregistered by this Post-Effective Amendment No. 1.  Accordingly, the portions of the Registration Statements applicable to the 1996 Stock Plan and 1999 Employee Stock Purchase Plan remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California on August 7, 2007.

SYMYX TECHNOLOGIES, INC.

By:	/s/ Isy Goldwasser
Isy Goldwasser, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Isy Goldwasser and Rex S. Jackson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ Isy Goldwasser	Chief Executive Officer and Director	August 7, 2007
Isy Goldwasser	(Principal Executive Officer)

/s/ Rex S. Jackson	Executive Vice President, General Counsel and Acting Chief Financial Officer	August 7, 2007
Rex S. Jackson	(Acting Principal Financial and Accounting Officer)

/s/ Steven D. Goldby	Executive Chairman	August 7, 2007
Steven D. Goldby

/s/ Thomas R. Baruch	Director	August 7, 2007
Thomas R. Baruch

/s/ Edwin F. Gambrell	Director	August 7, 2007
Edwin F. Gambrell

/s/ Anthony R. Muller	Director	August 7, 2007
Anthony R. Muller

/s/ Kenneth J. Nussbacher	Director	August 7, 2007
Kenneth J. Nussbacher

/s/ Bruce Pasternack	Director	August 7, 2007
Bruce Pasternack

/s/ Mario M. Rosati	Director	August 7, 2007
Mario M. Rosati